Exhibit 99.1

NEWS RELEASE

Internap Reports Second Quarter 2006 Financial Results

•	Record Revenues of $43.9 Million for Q2 2006
•
Record Net Income of $0.7 Million for Q2 2006 (including stock-based compensation expense of $1.6 million) compared with a Net (Loss) of $(1.0 million) for Q2 2005 (not including stock-based compensation expense)

•	Adjusted EBITDA[1] of $6.0 million for Q2 2006
•	Q2 2006 Cash Flow from Operations of $7.2 million compared with Cash Flow from Operations of $3.0 million for Q2 2005
•	Guidance for 2006 annual revenue growth increased to 12-15% over 2005

ATLANTA - August 3, 2006 - Internap Network Services Corporation (AMEX: IIP), a leading provider of performance-based routing services for IP networks, today reported financial results for the second quarter ended June 30, 2006.

For the second quarter of 2006, revenues totaled $43.9 million, an increase of 17% compared to the second quarter of 2005. Net income for the second quarter of 2006, on a generally accepted accounting principles (GAAP) basis, was $0.7 million, or $0.02 per diluted share. This includes a non-cash charge for stock-based compensation expense of $1.6 million, or $0.05 per diluted share, pursuant to the adoption of SFAS No. 123R in the first quarter of 2006. GAAP net income for the second quarter of 2006 compares to a net (loss) on a GAAP basis of $(1.0 million), or $(0.03) per basic and diluted share for the second quarter of 2005. GAAP net income prior to 2006 did not include stock-based compensation expense. Had the Company accounted for stock-based compensation under SFAS 123R in its normalized net (loss)1 and normalized net (loss) per share1 for the second quarter of 2005 would have been $(4.2 million) and $(0.12), respectively.

Direct cost of network and sales, excluding depreciation was 54% of revenue for the second quarter of 2006, compared to 52% and 51% for the first quarter of 2006 and second quarter of 2005, respectively. Direct cost of network and sales includes a reclassification of amortization expense of $138,000 for each quarter referenced above. The amortization expense is related to technology-based intangible assets used in our current products and was previously included in the caption “depreciation and amortization”. The reclassification has no effect on previously reported net income (loss) or adjusted EBITDA.

The Company reported adjusted EBITDA1 of $6.0 million (net income of $0.7 million) for the second quarter of 2006, an increase of 3% from the first quarter of 2006 and an improvement of $3.1 million, or 106%, over the second quarter of 2005. The Company also reported cash, cash equivalents and investments in marketable securities at June 30, 2006 of $47.8 million, an increase of $3.3 million from the end of the first quarter 2006.

"Internap continues to drive value to our shareholders by delivering on our goal of sustained profitable growth while investing for future success,” said James DeBlasio, chief executive officer, Internap.

Internap ended the quarter with 2,188 customers under contract, adding 46 new customers in the second quarter on a net basis.

2006 Full Year Guidance
•	Full year revenue growth over 2005 revenues is expected to be between 12-15%, up from earlier guidance of 10-12%
•	Direct cost of network and sales as a percentage of revenues is expected to be in the low-to-mid 50%’s range
•	Capital expenditures are expected in the range of $12 million to $14 million

Conference Call Information:
Internap’s second quarter teleconference will be held today beginning at 5:00 p.m. EDT. The dial-in numbers are (877) 502-9272; passcode 1221423 for domestic callers, and (913) 981-5581; passcode 1221423 for international participants. The simultaneous web cast will be available from the Investor Relations section of the web site at: www.internap.com.

Internap will provide a replay of the teleconference on its website. A replay will be available from August 3rd through August 11th. The dial in numbers are (888) 203-1112: passcode 1221423 for domestic callers, and (719) 457-0820; passcode 1221423 for international participants.

1 Reconciliations between GAAP information and non-GAAP information contained in this press release is provided in the tables below entitled “Reconciliation of Net Income (Loss) to Adjusted EBITDA,” and “Reconciliation of Net Income (Loss) and Basic and Diluted Net Income (Loss) Per Share to Normalized Net Income (Loss) and Basic and Diluted Normalized Net Income (Loss) Per Share, Including the Effect of Stock-Based Compensation.” This information is also available on our Web Site under the Investor Relations heading.

About Internap

Internap is a market leader of intelligent route-control solutions that bring reliability, performance and security to the Internet. The company's patented and patent-pending technologies address the inherent weaknesses of the Internet, enabling enterprises to take full advantage of the benefits of deploying business-critical applications such as e-commerce, Voice-over-IP (VoIP), video-conferencing, and streaming audio/video across the Web. Through a portfolio of high-performance IP solutions, customers can bypass congestion points, overcome routing inefficiencies and optimize the performance of their applications. Internap solutions are backed by an industry-leading performance guarantee that covers multiple Internet backbones as opposed to just one network. These offerings include: network- and premise-based route optimization solutions, colocation, VPN, content distribution and managed security services.

Internap currently serves more than 2,100 customers, including Fortune 1000 and mid-tier enterprises in the financial services, travel/hospitality, manufacturing, media/entertainment, technology and retail industries. The company provides services throughout North America, Canada, Europe, Asia and Australia. For more information, please visit the company website at www.internap.com.

Internap “Safe Harbor” Statement
Certain information included in this press release constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, including, among others, statements regarding our future financial position, business strategy, projected levels of growth, projected costs and projected financing needs, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Internap and members of our management team, as well as the assumptions on which such statements are based, and equally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “projects,” “forecasts,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by forward-looking statements. Our reported GAAP-based results are negatively affected by the implementation of new accounting rules related to the expensing of stock options, commencing in 2006. Other important factors that may affect Internap’s business, results of operations and financial condition include, but are not limited to, our ability to sustain profitability; our ability to compete against existing and future competitors; pricing pressures; our ability to respond successfully to the evolution of the high performance Internet connectivity and services industry; our ability to respond successfully to technological change; our ability to deploy new access points in a cost-efficient manner; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms or at all; failure of third party suppliers to deliver their products and services on favorable terms or at all; failures in our network operations centers, network access points or computer systems; fluctuations in our operating results; our ability to secure adequate funding; the incurrence of additional restructuring charges; our ability to operate in light of restrictions in our credit facility, including our ability to maintain ratios set forth in the credit facility; our ability to attract and retain qualified personnel; our ability to protect ourselves and our customers from security breaches; our ability to protect our intellectual property; our ability to successfully complete future acquisitions; risks associated with international operations; claims relating to intellectual property rights; government regulation of the Internet; the dilutive effects of our stock price due to outstanding stock options and warrants; future sales of stock; effects of natural disasters or terrorist activity; and volatility of our stock price.

Our Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release and the related conference call for analysts and investors speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Internap is a trademark of Internap. All other trademarks and brands are the property of their respective owners.

Contacts:

Media Contact	Investor Contact
L.A. Campbell	Andrew Albrecht
404.302.9721	404.302.9841
lcampbell@internap.com	aalbrecht@internap.com

# # #

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2006	2005	2006	2005

Revenue	$43,905	$37,571	$86,530	$75,426

Costs and expense:
Direct cost of network and sales, exclusive of depreciation and amortization shown below	23,744	19,247	46,098	39,225
Direct cost of customer support	2,769	2,608	5,666	5,269
Product development	1,158	1,105	2,383	2,550
Sales and marketing	7,072	6,587	14,042	12,913
General and administrative	5,080	5,269	10,270	9,759
Depreciation and amortization	3,849	3,724	7,643	7,129
Gain on disposal of property and equipment	(117)	(11)	(114)	(4)

Total operating costs and expense	43,555	38,529	85,988	76,841

Income (loss) from operations	350	(958)	542	(1,415)

Non-operating (income) expense:
Interest income	(520)	(290)	(944)	(564)
Interest expense	232	373	483	747
(Income) loss from equity method investment	(57)	(7)	(104)	9
Other (income) expense, net	(18)	12	(147)	10

Total non-operating (income) expense	(363)	88	(712)	202

Income (loss) before income taxes	713	(1,046)	1,254	(1,617)

Income taxes	--	--	--	--
Net income (loss)	$713	$(1,046)	$1,254	$(1,617)

Net income (loss) per share:
Basic	$0.02	$(0.03)	$0.04	$(0.05)
Diluted	$0.02	$(0.03)	$0.04	$(0.05)

Shares used in per share calculations:
Basic	34,465	33,845	34,384	33,832
Diluted	35,787	33,845	35,003	33,832

*Includes the following amounts related to stock-based compensation:
Direct cost of customer support	214	--	592	--
Product development	174	--	332	--
Sales and marketing	608	--	1,194	--
General and administrative	572	--	961	--
Total	$1,568	$--	$3,079	$--

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	June 30, 2006	December 31, 2005

ASSETS
Current assets:
Cash and cash equivalents	$38,339	$24,434
Short-term investments in marketable securities	9,413	16,060
Accounts receivable, net of allowance of $1,060 and $963, respectively	19,622	19,128
Inventory	580	779
Prepaid expenses and other assets	3,884	2,957

Total current assets	71,838	63,358

Property and equipment, net of accumulated depreciation and amortization of $147,777 and $143,686, respectively	48,142	50,072
Investments	2,159	1,999
Intangible assets, net of accumulated amortization of $18,389 and $18,100, respectively	2,040	2,329
Goodwill	36,314	36,314
Deposits and other assets	1,095	1,297

	$161,588	$155,369

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Notes payable, current portion	$4,375	$4,375
Accounts payable	7,697	5,766
Accrued liabilities	6,181	7,267
Deferred revenue, current portion	2,654	2,737
Capital lease obligations, current portion	582	559
Restructuring liability, current portion	1,105	1,202

Total current liabilities	22,594	21,906

Notes payable, less current portion	5,469	7,656
Deferred revenue, less current portion	680	533
Capital lease obligations, less current portion	109	247
Restructuring liability, less current portion	4,430	5,075
Deferred rent	10,788	9,185
Other long-term liabilities	1,069	1,039

Total liabilities	45,139	45,641

Commitments and contingencies

Stockholders' equity:
Series A convertible preferred stock, $0.001 par value, 3,500 shares designated, no shares issued or outstanding	--	--
Common stock, $0.001 par value, 60,000 shares authorized, 34,646 and 34,168 shares issued and outstanding, respectively	35	34
Additional paid-in capital	975,035	970,221
Deferred stock compensation	--	(420)
Accumulated deficit	(858,858)	(860,112)
Accumulated items of other comprehensive income	237	5

Total stockholders' equity	116,449	109,728

	$161,588	$155,369

INTERNAP NETWORK SERVICES CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six months ended June 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$1,254	$(1,617)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	7,918	7,358
Gain on disposal of assets	(114)	(4)
Provision for doubtful accounts	(119)	648
(Income) loss from equity method investment	(104)	9
Non-cash changes in deferred rent	1,603	1,296
Stock-based compensation expense	3,079	--
Other, net	--	(45)
Changes in operating assets and liabilities:
Accounts receivable	(375)	(669)
Inventory	199	28
Prepaid expenses, deposits and other assets	(725)	329
Accounts payable	1,931	(4,440)
Accrued liabilities	(1,086)	(698)
Deferred revenue	64	73
Accrued restructuring charge	(742)	(1,012)

Net cash provided by operating activities	12,783	1,256

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(5,543)	(5,815)
Purchases of investments in marketable securities	(4,215)	(8,475)
Maturities of marketable securities	10,956	8,806
Proceeds from disposal of property and equipment	127	40
Other, net	82	(258)

Net cash provided by (used in) investing activities	1,407	(5,702)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes payable	(2,187)	(3,462)
Payments on capital lease obligations	(277)	(250)
Proceeds from exercise of stock options, employee stock purchase plan and warrants	2,149	371
Other, net	30	30

Net cash used in financing activities	(285)	(3,311)

Net increase (decrease) in cash and cash equivalents	13,905	(7,757)
Cash and cash equivalents at beginning of period	24,434	33,823

Cash and cash equivalents at end of period	$38,339	$26,066

INTERNAP NETWORK SERVICES CORPORATION
NON-GAAP (ADJUSTED) FINANCIAL MEASURES

This press release includes references to adjusted EBITDA and normalized net (loss), which are non-GAAP (adjusted) financial measures. The most directly comparable GAAP equivalent to each of these non-GAAP financial measures is net income (loss). We define adjusted EBITDA as net income (loss) plus interest expense, provision for income taxes, depreciation, amortization of purchased intangibles and stock based compensation, and less interest income. We define normalized net income (loss) as net income (loss) plus the effect of stock-based compensation prior to the adoption of SFAS No. 123R effective January 1, 2006. Reconciliations of each of our non-GAAP financial measures to the most directly comparable financial measure are detailed in the Reconciliations of GAAP to non-GAAP Measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization provides supplemental information and an alternative presentation that is useful to investors' understanding of the Company's core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives.

Similarly, we believe that excluding share-based compensation expense provides supplemental information and an alternative presentation useful to investors' understanding of the Company's core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. Investors have indicated that they consider financial measures of our results of operations excluding share-based compensation expense as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding share-based compensation expense, our non-GAAP financial measures provide investors with transparency into what is used by management to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. However, the inclusion of stock-based compensation in the current period operating results due to the adoption of SFAS No. 123R effective January 1, 2006 makes comparisons to prior period results more difficult. Therefore we believe that supplementing GAAP net income (loss) and diluted net income (loss) per share information by providing normalized net (loss) and basic and diluted normalized net (loss) per share for those periods, including the effect of stock-based compensation expense in those prior periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, our financial measures prepared in accordance with GAAP.

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. We urge investors not to consider non-GAAP financial measures as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP. Our non-GAAP financial measures may be different from such measures used by other companies.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with accounting principles generally accepted in the United States, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of accounting principles generally accepted in the United States. Adjusted EBITDA does not purport to represent cash flow provided by, or used in, operating activities as defined by accounting principles generally accepted in the United States. Our statement of cash flows presents our cash flow activity in accordance with accounting principles generally accepted in the United States. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

•
EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, taxes, depreciation and amortization, which can vary substantially from company to company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

•	investors commonly adjust EBITDA information to eliminate the effect of restructuring and stock-based compensation expenses, which vary widely from company to company and impair comparability.

Our management uses adjusted EBITDA:

•	as a measure of operating performance to assist in comparing performance from period to period on a consistent basis;

•	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

•	in communications with the board of directors, shareholders, analysts and investors concerning our financial performance.

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

A reconciliation of net income (loss), the most directly comparable GAAP measure, to adjusted EBITDA for each of the fiscal periods indicated is as follows (in thousands):

	Three Months Ended
	June 30,	March 31,	June 30,
	2006	2006	2005
Net income (loss) (GAAP)	$713	$541	$(1,046)
Depreciation and amortization	3,987	3,932	3,862
Income taxes	--	--	--
Interest (income) expense, net	(288)	(173)	83
Stock-based compensation expense	1,568	1,507	--
Adjusted EBITDA (non-GAAP)	$5,980	$5,807	$2,899

INTERNAP NETWORK SERVICES CORPORATION
RECONCILIATION OF NET INCOME (LOSS) AND BASIC AND DILUTED NET INCOME (LOSS) PER SHARE TO NORMALIZED NET INCOME (LOSS) AND BASIC AND DILUTED NORMALIZED NET INCOME (LOSS) PER SHARE, INCLUDING THE EFFECT OF STOCK-BASED COMPENSATION

A reconciliation of net income (loss) and basic and diluted net income (loss) per share, the most directly comparable GAAP measures, to normalized net income (loss) and basic and diluted normalized net income (loss) per share for the three months ended June 30, 2005 is as follows (in thousands, except per share data):

Net income (loss) (GAAP)(1)	$(1,046)
Less stock-based compensation expense related to employee stock options and employee stock purchases(2)	(3,175)
Normalized net income (loss), including the effect of stock-based compensation expense (non-GAAP)(3)	$(4,221)
Basic and diluted net income (loss) per share (GAAP)(1)	$(0.03)
Basic and diluted normalized net income (loss) per share, including the effect of stock-based compensation expense (non-GAAP)	$(0.12)

_________________
Notes:
(1)
Net income (loss) and net income (loss) per share prior to 2006 did not include stock-based compensation expense related to employee stock options and employee stock purchases because we did not adopt the recognition provisions of SFAS No. 123.

(2)	Stock-based compensation expense prior to 2006 is calculated based on the pro forma application of SFAS No. 123 as previously disclosed in the notes to our financial statements.